Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 1, 2000, relating to the financial statements and financial highlights which appears in the April 30, 2000 Annual Report to Shareholders of Phoenix-Goodwin California Tax Exempt Bonds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2000